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                            Davenport & Company LLC
                            ___ Established 1863 __

                                                                    Exhibit 23.4

                                           September 13, 2000

Mays & Valentine L.L.P.
1111 East Main Street
P.O. Box 1122
Richmond, Virginia 23218-1122

Gentlemen:

     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of CNB Holdings, Inc., included as Appendix D to the Joint Proxy Statement-Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement-Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           DAVENPORT & COMPANY LLC


                                           BY: /s/ Robert F. Mizell
                                              ------------------------------
                                              Robert F. Mizell
                                              Senior Vice President